UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2009
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 4, 2009, BlueLinx Corporation (the “Company”) and Dean A. Adelman entered into an employment agreement (the “Employment Agreement”) for the purposes of formalizing the existing terms of Mr. Adelman’s employment with the Company as its Chief Administrative Officer. Mr. Adelman has served as the Company’s Chief Administrative Officer since May 2008. He served as the Company’s Vice President – Human Resources from November 2005 until May 2008.
The Employment Agreement expires on June 4, 2011, except that it will be renewed automatically for an additional one-year period unless ninety days prior written notice is given by either party in advance of any one-year period. The Employment Agreement provides that, Mr. Adelman’s annual base salary shall continue at the rate of $315,000 per year. Mr. Adelman shall also be eligible to receive an annual bonus pursuant to the terms of our annual bonus plan, with the annual bonus potential to be a target of 50% of his base salary up to a maximum of 100% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee in advance for each fiscal year in accordance with the terms of the applicable bonus plan. In addition, the Employment Agreement provides that Mr. Adelman is eligible to participate in all benefit programs for which senior executives are generally eligible.
Under his Employment Agreement, the Company may terminate Mr. Adelman’s employment for cause or without cause. If Mr. Adelman’s employment is terminated without cause or he resigns for good reason, the Employment Agreement provides Mr. Adelman with, among other things, payment equal to one time his annual base salary in effect immediately prior to the date of termination, plus one time the annual target bonus amount for Mr. Adelman for the fiscal year prior to the year of the termination of his employment, payable in twelve equal monthly installments commencing six months after the date of termination.
The Employment Agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of eighteen months following his date of termination in the event executive is terminated without cause, he voluntarily resigns or resigns for good reason, or the employment period ends.
The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

10.1	Employment Agreement between BlueLinx Corporation and Dean A. Adelman dated June 4, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Matthew R. Nozemack
Matthew R. Nozemack
Assistant General Counsel & Secretary
Dated: June 8, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement between BlueLinx Corporation and Dean A. Adelman dated June 4, 2009.